EXHIBIT 4.1


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE.

                             ACCUPOLL HOLDING CORP.


August 25, 2005                                               Tustin, California
                                                                      $62,473.00

                         8% CONVERTIBLE PROMISSORY NOTE

             AccuPoll Holding Corp., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Frank J. Wiebe, or his registered assign (the "Holder") on August 25, 2006 (the "Maturity Date"), at the principal offices of the Company, the principal sum owed Holder on such date in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of eight percent (8%) per annum (the "Note") and payable monthly in arrears commencing October 2005, by the fifth day of the successive calendar month. Principal shall be payable on the Maturity Date in like coin or currency to the Holder hereof at the office of the Company as hereinafter set forth, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of California or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the holder as security for the repayment of the principal amount hereof and shall otherwise be waived. As of the date first above, Holder has advanced to the Company $62,473 and in his sole discretion may make additional advances available from time to time up to $200,000.

             1. TRANSFERS OF NOTE TO COMPLY WITH THE 1933 ACT
                ---------------------------------------------

             The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (2) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

             2. PREPAYMENT; CONVERSION
                ----------------------

             The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment.

             At any time prior to or at the time of repayment of this Note by the Company, the Holder may elect to convert some or all of the principal and interest owing on this Note into shares of the Company's common stock at the rate of $0.118 per share. Such election to convert shall be evidenced by completion of the conversion notice attached hereto and delivery of such notice to the Company. The Holder's right to convert the obligations due under this Note to common stock shall supercede the Company's right to repay such obligations in cash.

             3. COVENANTS OF COMPANY
                --------------------

             The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

             (a) REPORTING REQUIREMENTS. The Company will furnish to the Holder:

                 (i) as soon as possible, and in any event within ten (10) days after obtaining knowledge of the occurrence of (A) an "Event of Default," as hereinafter defined, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change and the action which the Company proposes to take with respect thereto;

                 (ii) promptly after the sending or filing thereof, copies of all financial statements, reports, certificates of its Chief Executive Officer, Chief Financial Officer or accountants and other information which the Company or any subsidiary sends to any holders (other than the Notes) of its securities;

                 (iii) promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company or any subsidiary to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company taken as a whole, or (C) impair the validity or enforceability of the Notes or the ability of the Company to perform its obligations under the Notes.

             (b) COMPLIANCE WITH LAWS. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a material adverse effect upon the business, operations or financial condition of the Company taken as a whole.

             (c) PRESERVATION OF EXISTENCE. The Company will maintain and preserve, and cause each subsidiary, if any, to maintain and preserve, its existence, and become or remain duly qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Company, taken as a whole.

             (d) MAINTENANCE OF PROPERTIES. The Company will maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any forfeiture or material loss thereof or thereunder.

             (e) MAINTENANCE OF INSURANCE. The Company will maintain, with responsible and reputable insurers, insurance with respect to its properties and business, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Company is situated.

             (f) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

             (g)  COMPLIANCE  WITH THE  SECURITIES  EXCHANGE  ACT OF  1934.  The
Company shall comply in all respects with the requirements of the Securities Exchange Act of 1934, including the filing of all reports due thereunder.

             4. EVENTS OF DEFAULT AND REMEDIES
                ------------------------------

             (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default ("Event of Default"):

                 (i) Default in the payment of interest upon this Note, as and when the same shall become due; or

                 (ii) Default in the payment of the principal of this Note, as and when the same shall become due; or

                 (iii) The Company shall fail to perform or observe any affirmative covenant contained in this Note and such Default, if capable of being remedied, shall not have been remedied ten (10) days after written notice thereof shall have been given by the Holder to the Company; or

                 (iv) The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 3
(iv); or

                 (v) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                 (vi) One or more final judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Company, and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (B) there shall be any period of thirty (30) days during which enforcement of any such judgment or order shall not be discharged, stayed or fully satisfied.

             (b) If an Event of Default described above has occurred, then the Holder may, without further notice to the Company, declare the principal amount of this Note at the time outstanding, together with accrued unpaid interest thereon, and all other amounts payable under this Note to be forthwith due and payable, whereupon such principal, interest and all such amounts shall become and be forthwith due and payable.

             (c) The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder's legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

             5. MISCELLANEOUS
                -------------

             (a)  This  Note  has  been  issued  by  the  Company   pursuant  to
authorization of the Board of Directors of the Company.

             (b) The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

             (c) Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time.

             (d) No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

             (e) Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 15101 Red Hill Avenue, Suite 220, Tustin California 92780, facsimile number
(714) 258-7800, and to the Holder at such address and facsimile number provided in writing to the Company, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto. A conversion notice shall be deemed given when notice thereof is made in accordance with this subsection 5(e).

             (f) The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued by the Company, as it may be amended or supplemented.

             (g) This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of California or in the federal courts located in the State of California. Both parties and the individual signing this Note on behalf of the Company agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to Holder, or to enforce a judgment or other court order in favor of the Holder.


      [Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of this 26th day of August 2005.

                                        ACCUPOLL HOLDING CORP.


                                        By: /s/ William E. Nixon
                                        ------------------------------
                                        Name: William E. Nixon
                                        Title: Chief Executive Officer


WITNESS:


/s/ Diana Dimadi
-----------------
Diana Dimadi

                                    EXHIBIT A
                                CONVERSION NOTICE
                                -----------------

(To be executed by the Holder in order to convert all or part of the Note into common stock of the Company)

[Name and Address of Holder]


The undersigned hereby converts $__________ of the principal due on August 25, 2006 and $__________ of interest due under the 8% Convertible Promissory Note issued by ACCUPOLL HOLDING CORP. dated August 25, 2005 by delivery of shares of common stock of ACCUPOLL HOLDING CORP. on and subject to the conditions set forth in Section 2 of such Note. In connection with this conversion, the undersigned hereby represents that he is an accredited investor as such term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act.


1.  Date of Conversion:
                         ---------------------------

2.  Shares To Be Delivered:
                            ---------------------------


                                        By:
                                             -----------------------------
                                        Name:
                                             -----------------------------